UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

STONERIDGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377

(Address of principal executive offices, and Zip Code)

(248) 489-9300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 7, 2021, Stoneridge, Inc. (the “Company”), as seller, entered into a Real Estate Purchase and Sale Agreement (the “Agreement”) with Sun Life Assurance Company of Canada, a Canadian corporation, as buyer (the “Buyer”), to sell the land and building located at 300 Dan Road, in Canton, Massachusetts for $38.2 million (subject to adjustment pursuant to the Agreement). Pursuant to the Agreement, the Buyer has a study period until May 20, 2021 to conduct on-site visits and reasonable necessary inspections of the property and shall have the option to terminate the Agreement on or before May 20, 2021. Provided that the Buyer has not terminated the Agreement, the closing of the sale of the Canton, Massachusetts land and building shall occur on the date that is ten days following May 20, 2021 or if applicable, the first business day thereafter, unless otherwise agreed upon in writing by the Company and the Buyer. The Agreement contains additional customary provisions for the type of property being sold.

The description of the Agreement does not purport to be complete and is qualified in its entirety to the full text of the Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company held its Annual Meeting of Shareholders on May 11, 2021 (the “2021 Annual Meeting”). At the 2021 Annual Meeting, the Company’s shareholders approved the Company’s Annual Incentive Plan (the “AIP”). A description of the AIP is included in the Company’s proxy statement which was filed with the Securities and Exchange Commission on Schedule 14A on April 1, 2021. The AIP is attached hereto as Exhibit 10.2.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting the following matters were voted on by the Company’s shareholders:

1.	The nine Company nominees for election to the Board of Directors were elected, each for a one-year term, by the following votes:

Nominee	For	Withheld	Broker Non-Votes
Jonathan B. DeGaynor	24,120,129	360,005	761,491
Jeffrey P. Draime	23,130,423	1,349,711	761,491
Douglas C. Jacobs	23,897,149	582,985	761,491
Ira C. Kaplan	23,311,847	1,168,287	761,491
Kim Korth	23,142,110	1,338,024	761,491
William M. Lasky	21,919,090	2,561,044	761,491
George S. Mayes, Jr.	24,313,296	166,838	761,491
Paul J. Schlather	24,091,324	388,810	761,491
Frank S. Sklarsky	24,337,268	142,866	761,491

2.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021 was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
24,985,982	255,035	608	-

3.	A non-binding advisory resolution to approve the 2020 compensation paid to the Company’s Named Executive Officers was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
23,876,689	486,197	117,248	761,491

The Company’s policy is to have an advisory non-binding shareholder vote on the compensation of the Company’s Named Executive Officers on an annual basis. The Company may change this policy after the next required shareholder vote on how frequently shareholders will vote on a non-binding resolution to approve the compensation of the Company’s Named Executive Officers.

4.	The Company’s new Annual Incentive Plan was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
24,236,328	240,475	3,331	761,491

ITEM 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Real Estate Purchase and Sale Agreement, entered into on May 7, 2021, by and between Stoneridge, Inc., and Sun Life Assurance Company of Canada.

10.2	Stoneridge, Inc. Annual Incentive Plan

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: May 12, 2021	/s/ Robert R. Krakowiak
Robert R. Krakowiak, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)